                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-90772

                           $642,998,100 (APPROXIMATE)
                            SEQUOIA MORTGAGE TRUST 8
                       MORTGAGE PASS-THROUGH CERTIFICATES

                        SEQUOIA RESIDENTIAL FUNDING, INC.
                                    DEPOSITOR

                                DECEMBER 13, 2002


        SECURITY                         PRICE PAID              PRICE RECEIVED
        --------                         ----------              --------------
SEQUOIA MORTGAGE TRUST 8                  100.9375%                 100.7500%
 CLASS B-2 CERTIFICATES

SEQUOIA MORTGAGE TRUST 8                  96.5625%                  97.0000%
 CLASS B-3 CERTIFICATES


      THE ABOVE REFERENCED SECURITIES ARE BEING SOLD BY REDWOOD TRUST, INC., PARENT OF THE DEPOSITOR, AT THE PRICES SET FORTH ABOVE TO ACACIA CDO 1, LTD., AN EXEMPTED COMPANY INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS ("ACACIA 1") FOR PLEDGE BY IT TO WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE UNDER AN INDENTURE DATED AS OF DECEMBER 10, 2002, AMONG ACACIA 1, ACACIA CDO 1, INC. AND THE TRUSTEE.

                                 COMPANY CONTACT
                                  ANDREW SIRKIS
                                 (415) 389-7373
                              ANDY@REDWOODTRUST.COM

The prospectus supplement dated July 26, 2002, should be read in its entirety by anyone considering an investment in the Securities being offered by Redwood
                                  Trust, Inc.

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS
                                  SUPPLEMENT.

     THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. OFFERS OF THESE SECURITIES ARE MADE BY PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED IF THE
  PROSPECTUS SUPPLEMENT DATED JULY 26, 2002 OR THIS PROSPECTUS SUPPLEMENT ARE ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Supplement dated December 13, 2002
                to the Prospectus Supplement dated July 26, 2002